                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 5, 1998
                                                ----------------------------

                           UNIFAB International, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Louisiana                                   0-29416                     72-1382998
-----------------------------               ----------------------           -------------------
(State or other jurisdiction                Commission file number           (I.R.S. Employer
      of incorporation)                                                      Identification No.)



5007 Port Road
New Iberia, LA                                                      70562
---------------------------------------                          -------------
(Address of principal executive offices)                          (Zip Code)


                                 (318) 367-8291
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

On February 20, 1998, UNIFAB International, Inc. ("UNIFAB") filed a Form 8-K dated February 5, 1998 containing a description of the acquisition of the assets and business of Professional Industrial Maintenance, LLC ("PIM"). This Form 8-K/A-1 amends and restates the disclosure in Item 7(a) and 7(b) of the Form 8-K dated February 5, 1998 to include the audited financial statements of PIM and proforma financial information.


Item 2.  Acquisition or Disposition of Assets.

         On February 5, 1998, UNIFAB International, Inc., the Registrant ("UNIFAB") completed its acquisition of the assets and business of Professional Industrial Maintenance, LLC ("PIM") pursuant to the Agreement to Issue Stock in UNIFAB International, Inc. dated February 5, 1998 among UNIFAB, PIM and Don E. Spano, Jr., as amended by Amendment No. 1 to Agreement to Issue Stock in UNIFAB International, Inc. dated March 31, 1998, a copy of which documents are filed herewith as Exhibits 2.1 and 2.2, respectively, (collectively, the "Purchase Agreement"). The purchase price was $6.0 million ($4.8 million in cash and $500,000 in shares of UNIFAB common stock at closing and $337,000 per year for two years payable in shares of UNIFAB common stock) plus $1.0 million payment contingent upon UNIFAB obtaining $12.0 million backlog for the acquired fabrication facility before May 8, 1998. This contingent amount is payable in three equal annual payments of $222,000 cash and $111,000 shares of UNIFAB common stock, the price of which shares shall be the average closing price of the Company's stock as published in the Wall Street Journal for the five (5) business days preceding the date for issuance of the shares. The terms of the acquisition were determined by arm's length negotiation between UNIFAB and PIM. Cash at closing was paid from available funds. Contingent payments, if they become due, are expected to be paid from working capital or additional borrowings. The acquisition was effective as of January 1, 1998, and the operating results of the acquired assets and business from that date will be consolidated with the operating results of UNIFAB.

PIM provides industrial plant maintenance services and, at its fabrication facility located twelve miles south of Lake Charles, Louisiana, with 40-foot water depth to the Gulf of Mexico, PIM provides repair, refurbishment and conversion services for oil and gas drilling rigs. UNIFAB intends to continue PIM's existing maintenance service business and to expand the existing repair, refurbishment and conversion services for deep water drilling rigs and jack ups. UNIFAB also intends to further develop the deep water fabrication facility to support the drilling industry's needs in both refurbishment upgrades of jack up and semi-submersible drilling rigs for deep water use, as well as new construction of deep water drilling rigs, platforms, and platform components. UNIFAB intends to operate these businesses through a new wholly-owned subsidiary.

         The acquisition was announced in the press release, dated February 5, 1998, which was filed as an exhibit to the Form 8-K dated February 5, 1998. Additional information related to the acquisition is set forth in the Purchase Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Business Acquired.

              (1) Audited balance sheet of PIM as of December 31, 1997 and the related statement of operations and statement of cash flows for the year ended December 31, 1997, including the notes thereto, and the related report of Ernst & Young LLP.

         (b)   Pro forma Financial Information

              (1) Unaudited Pro Forma Condensed Combined Balance Sheet of UNIFAB
                  as of December 31, 1997, including the notes thereto.

              (2) Unaudited Pro Forma Condensed Combined Statement of Income of
                  UNIFAB for the nine months ended December 31, 1997, including the notes thereto.

              (3) Unaudited Pro Forma Condensed Combined Statement of Income of
                  UNIFAB for the year ended March 31, 1997, including the notes thereto.


         (a)   Exhibits

              Exhibit
              Number       Description
              -------      -----------
                 2.1       Agreement to issue stock in UNIFAB International,
                           Inc. dated as of February 5, 1998 between UNIFAB
                           International, Inc. and Professional Industrial
                           Maintenance, LLC. This exhibit includes a list briefly identifying the contents of all omitted schedules and exhibits. The Company will furnish a copy of any omitted schedule or exhibit to the Commission upon request.

                 2.2 Amendment No. 1 to Agreement to Issue Stock in UNIFAB International, Inc. dated as of March 31, 1998 among UNIFAB International, Inc., Professional Industrial Maintenance, LLC and Don E. Spano, Jr.

                99.1 Press release issued by the Company on February 5, 1998, incorporated herein by reference to Exhibit
                           99.1 to the Company's report on Form 8-K dated February 5, 1998.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 UNIFAB International, Inc.
                                          --------------------------------------


Date    April 21, 1998                     /s/ Peter J. Roman
    ---------------------                 --------------------------------------
                                          Peter J. Roman
                                          Vice President and Chief
                                          Financial Officer
                                          (Principal Financial and Accounting
                                          Officer)

INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

FINANCIAL STATEMENTS

         (1) Audited balance sheet of PIM as of December 31, 1997 and the related statements of operations and cash flows for the year ended December 31, 1997, including notes thereto and the related report of Ernst & Young LLC.

PRO FORMA FINANCIAL INFORMATION

         (1) Unaudited Pro Forma Condensed Combined Balance Sheet of UNIFAB as of December 31, 1997, including the notes thereto.

         (2) Unaudited Pro Forma Condensed Combined Income Statement of UNIFAB for the nine months ended December 31, 1997, including the notes thereto.

         (3) Unaudited Pro Forma Condensed Combined Income Statement of UNIFAB for the year ended December 31, 1997, including the notes thereto.

                    (INSERT PIM AUDITED FINANCIAL STATEMENTS)

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PRESENTATION

    The accompanying pro forma condensed combined balance sheet as of December 31, 1997 and the related pro forma condensed combined statements of income for the nine months ended December 31, 1997 and for the year ended March 31, 1997 give effect to the January 1, 1998 acquisition of the assets and business of Professional Industrial Maintenance, LLC ("PIM") pursuant to the Agreement to Issue Stock in UNIFAB International, Inc. (the "Purchase Agreement") between UNIFAB International, Inc. and PIM.

    The pro forma condensed combined balance sheet combines the unaudited December 31, 1997 condensed balance sheet of UNIFAB International, Inc. ("UNIFAB") with the December 31, 1997 audited balance sheet of PIM. The pro forma condensed combined statements of income combine the unaudited results of operations of UNIFAB for the nine months ended December 31, 1997 with the unaudited results of operations of PIM for the nine months ended December 31, 1997; and the audited results of operations of UNIFAB for the year ended March 31, 1997 (UNIFAB's fiscal year end) with the unaudited results of operations of PIM for the year ended December 31, 1996, (PIM's fiscal year end), respectively. The pro forma condensed combined financial statements are based on the historical financial statements of UNIFAB and PIM, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed combined financial statements.

    The pro forma condensed combined financial statements have been prepared by UNIFAB's management and include such adjustments to reflect the pro forma financial results as if the acquisition described above had occurred as of December 31, 1997 for the pro forma balance sheet. The pro forma condensed combined statement of income for the year ended March 31, 1997 assumes the acquisition was effected April 1, 1996. The pro forma condensed combined statement of income for the nine months ended December 31, 1997 assumes the acquisition was effected April 1, 1997.

    The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of UNIFAB and PIM, which are included elsewhere in this Form 8-K/A-1. The pro forma financial statements may not be indicative of the results that would have occurred if the events described above had taken place on the dates indicated or which may be obtained in the future.

                         Report of Independent Auditors


The Board of Directors
Professional Industrial Maintenance, LLC


We have audited the accompanying balance sheet of Professional Industrial Maintenance, LLC as of December 31, 1997, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Industrial Maintenance, LLC at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                               ERNST & YOUNG LLP

New Orleans, Louisiana
April 13, 1998

                    Professional Industrial Maintenance, LLC

                                  Balance Sheet

                                December 31, 1997


ASSETS
Current assets:
   Cash                                                                  $    41,159
   Accounts receivable, trade                                              3,026,334
   Costs and estimated earnings in excess of billings
      on uncompleted contracts                                                70,166
   Accounts receivable, other                                                158,949
   Prepaid expenses                                                          176,208
   Other current assets                                                       32,000
                                                                         -----------
Total current assets                                                       3,504,816

Property, plant and equipment, net                                           720,689

Other noncurrent assets                                                       43,334
                                                                         -----------
Total assets                                                             $ 4,268,839
                                                                         ===========

LIABILITIES AND MEMBERS' DEFICIT Current liabilities:
   Bank overdraft                                                        $   740,646
   Accounts payable                                                        1,171,214
   Borrowings under line of credit                                         1,961,186
   Accrued liabilities                                                       241,640
   Payroll and related liabilities                                           585,635
   Current portion of long-term debt and capital lease obligations           254,414
                                                                         -----------
Total current liabilities                                                  4,954,735

Long-term debt and capital lease obligations, less current portion         1,023,006

Members' deficit                                                          (1,708,902)
                                                                         -----------
Total liabilities and members' deficit                                   $ 4,268,839
                                                                         ===========


See accompanying notes.

                    Professional Industrial Maintenance, LLC

                             Statement of Operations

                          Year ended December 31, 1997


Operating revenue                        $ 14,626,628
Cost of revenue                            11,950,955
                                         ------------
Gross profit                                2,675,673

General and administrative expense          2,323,964
                                         ------------
Income from operations                        351,709

Other income (expense):
   Interest expense                          (359,192)
   Other income                                 6,634
                                         ------------
                                             (352,558)
                                         ------------
Net loss                                 $       (849)
                                         ============


See accompanying notes.

                    Professional Industrial Maintenance, LLC

                             Statement of Cash Flows

                          Year ended December 31, 1997



OPERATING ACTIVITIES
Net loss                                                                          $      (849)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                     203,920
     Loss on disposal of assets                                                        17,686
     Changes in operating assets and liabilities:
       Accounts receivable                                                         (2,155,164)
       Net costs and estimated earnings in excess of billings on
         uncompleted contracts
                                                                                      (70,166)
       Prepaid expenses and other assets                                             (201,157)
       Bank overdraft                                                                 577,936
       Accounts payable and accrued liabilities                                     1,060,469
                                                                                  -----------
Net cash used in operating activities                                                (567,325)

INVESTING ACTIVITIES
Purchases of equipment                                                               (357,040)
                                                                                  -----------
Net cash used in investing activities                                                (357,040)

FINANCING ACTIVITIES
Distributions to members                                                             (692,430)
Net borrowings under line of credit                                                   763,193
Proceeds from borrowings of long-term debt                                          1,050,801
Payments on long-term debt and capital lease obligations                             (457,245)
                                                                                  -----------
Net cash provided by financing activities                                             664,319
                                                                                  -----------

Net change in cash                                                                   (260,046)
Cash at beginning of period                                                           301,205
                                                                                  -----------
Cash at end of period                                                             $    41,159
                                                                                  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                                     $   360,847
                                                                                  ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of fixed assets through capital lease obligations                     $   102,975
                                                                                  ===========


See accompanying notes.

                    Professional Industrial Maintenance, LLC

                          Notes to Financial Statements

                                December 31, 1997



1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Professional Industrial Maintenance, LLC (the Company) provides industrial plant maintenance services and, at its fabrication facility located 12 miles south of Lake Charles, Louisiana, provides repair, refurbishment and conversion services for oil and gas drilling rigs. The Company shall continue in existence until June 29, 2024, unless sooner terminated in accordance with the Articles of Incorporation or by operation of law. Profits and losses of the Company are allocated to members based on their ownership interest.

The Company's customers are principally in the petrochemical and the oil and gas industries. Receivables are generally not collateralized. Receivables are written off in the period in which they are deemed to be uncollectible. Credit losses for the year ended December 31,1997 were approximately $271,000.

Effective January 1, 1998, UNIFAB International, Inc. (UNIFAB) acquired the assets and business of the Company for $6.0 million ($4.8 million in cash and $500,000 in shares of UNIFAB common stock at closing and $337,000 per year for two years payable in shares of UNIFAB common stock) plus a $1.0 million payment contingent upon UNIFAB obtaining $12.0 million backlog for the acquired fabrication facility before May 8, 1998. This contingent amount is payable in three equal annual payments of $222,000 in cash and $111,000 in shares of UNIFAB common stock. Upon acquisition, UNIFAB terminated the Company's line of credit by paying the balance then outstanding, and paid the Company's commercial loan to a bank in the amount of approximately $842,000. UNIFAB also assumed debt of approximately $450,000, secured by certain equipment and vehicles acquired in the transaction.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                    Professional Industrial Maintenance, LLC

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE AND COST RECOGNITION

Revenue from time and materials contracts is recognized on the basis of direct labor hours worked at fixed hourly rates and the cost of materials or subcontract costs incurred plus mark-up. Revenue from long-term, fixed-price contracts is recognized on the percentage-of-completion method, measured by the ratio which labor hours incurred to date bear to total estimated labor hours. In the case of long-term contracts extending over one or more fiscal years, revisions of the cost and profit estimated during the course of the work are reflected in the accounting period in which the facts which require revision become known. At the time a loss on a contract becomes known, the entire amount of the ultimate loss is accrued. Variations from estimated contract performance could result in a material adjustment to operating results for any fiscal year.

Contract costs include direct labor, material, subcontract costs and allocated indirect costs related to contract performance. General and administrative costs are charged to expense as incurred.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated lives of the assets, which are five years for equipment, vehicles, and computers and seven years for buildings and furniture and fixtures.

INCOME TAXES

The Company is a limited liability company and has elected to be taxed as a partnership. Under this election, taxable income or loss of the Company is the responsibility of the individual owners and is, therefore, included in the members' tax returns.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of the Company's financial instruments at MarchE31, 1997, including cash and cash equivalents and accounts receivable, closely approximates fair value.

                    Professional Industrial Maintenance, LLC

2. CONTRACTS IN PROGRESS

The following information pertains to contracts in progress at December 31, 1997:


Costs incurred on uncompleted contracts                $        243,166
Estimated earnings                                              227,741
                                                       ------------------
                                                                470,907
Less billings to date                                          (400,741)
                                                       ------------------
Billings in excess of costs and estimated earnings
   on uncompleted contracts                            $         70,166
                                                       ==================


Accounts receivable includes unbilled receivables of $410,000 at December 31, 1997.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 1997:


Equipment                                              $        326,170
Vehicles                                                        316,006
Leasehold improvements                                          195,230
Computer equipment and software                                 127,851
Other assets                                                     66,842
                                                       ------------------
                                                              1,032,099
Less accumulated depreciation                                   311,410
                                                       ------------------
                                                       $        720,689
                                                       ==================


4. LONG-TERM DEBT AND CREDIT ARRANGEMENT

The Company has a line of credit with a bank with interest due monthly at a prime rate plus .5% (9% at December 31, 1997). Substantially all of the Company's accounts receivable are pledged as collateral on this line. Credit available under the line is limited by the amount of eligible receivables recorded by the Company. At December 31, 1997, the Company had no available credit under this line.

                    Professional Industrial Maintenance, LLC

4. LONG-TERM DEBT AND CREDIT ARRANGEMENT (CONTINUED)

Long-term debt at December 31, 1997 included the following:


Commercial loan to a bank, due in monthly installments of $10,832, including interest at prime plus .5% (9% at December 31, 1997), due September 2002;
   secured by personal guarantees of the members                                         $  841,724

Note payable to a bank, due in monthly installments of $9,011, including interest at 7.65% with final payment of $87,843 including interest due
   January 1998; secured by personal assets of the members                                   95,687

Note payable to a bank, interest at prime (8.5% at December 31, 1997) due monthly, principal due September 2000; secured by equipment (book value $44,650 at
   December 31, 1997)                                                                        80,030

Note payable to a bank, due in monthly installments of $1,348, including interest at prime plus .5% (9% at December 31, 1997), due October 2001;
   secured by equipment (book value $36,703 at December 31, 1997)                            52,107

Various notes payable to finance vehicles, interest at rates 8.5% to 12%, monthly installments totaling $4,685, including interest; secured by vehicles (book
   value $86,822 at December 31, 1997)                                                      105,214

Capital lease obligations                                                                   102,658
                                                                                         ----------
                                                                                          1,277,420

Less current portion                                                                        254,414
                                                                                         ----------
                                                                                         $1,023,006
                                                                                         ==========

                    Professional Industrial Maintenance, LLC

4. LONG-TERM DEBT AND CREDIT ARRANGEMENT (CONTINUED)

The aggregate maturities of long-term debt and capital lease obligations, excluding borrowings under the credit arrangement, over the next five years are as follows:


1998            $     254,414
1999                  139,418
2000                  200,705
2001                  103,873
2002                  579,010


5. RELATED PARTY TRANSACTIONS

During the year ended December 31, 1997, the Company provided services to corporations owned by one of the members of the Company. Included in revenue and cost of sales were approximately $698,000 and $570,000, respectively, associated with these services.

6. MAJOR CUSTOMERS

The Company is not dependent on any one customer, and the contract revenue earned from each customer varies from year to year based on the contracts awarded. Contract revenue earned comprising 10% or more of the Company's total contract revenue earned for the year ended December 31, 1997, along with the respective accounts receivable balance at December 31, 1997, are summarized as follows:


                               CONTRACT          ACCOUNTS
                               REVENUE          RECEIVABLE
                           ----------------- ------------------
Customer A                 $      3,414,000  $        480,000
                           ================= ==================

Customer B                 $      2,586,000  $        719,000
                           ================= ==================


7. COMMITMENTS AND CONTINGENCIES

The Company is party to legal proceedings arising in the normal course of business. It is the opinion of management that the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                    Professional Industrial Maintenance, LLC

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company leases land upon which a portion of its facilities is located under a noncancelable operating lease. The lease expires September 1999 and has two five-year renewal options. The Company also leases computer equipment, temporary buildings, and other equipment used in operations under noncancelable operating leases.
Future minimum payments under the leases are as follows:


1998                              $    185,425
1999                                   130,279
2000                                    21,433
2001                                    12,895
2002                                     4,017
                                  --------------
                                  $    354,049
                                  ==============


Rent expense during the year ended December 31, 1997 was $414,000 which includes rent on cancelable equipment leases.

                           UNIFAB INTERNATIONAL, INC.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997


                                              UNIFAB
                                          INTERNATIONAL,                   PRO FORMA         PRO FORMA
                                               INC.             PIM       ADJUSTMENTS         COMBINED
                                        -----------------  ------------  -------------      ------------
                                                 ASSETS


Current assets:
  Cash and cash equivalents..........   $      17,929,316  $     41,159  $  (4,825,000)(1)  $ 10,307,739
                                                                            (2,837,736)(2)
  Accounts receivable................          10,546,635     3,026,334             --        13,572,969
  Costs and estimated earnings in
  excess of billings on uncompleted               908,491        70,166             --           978,657
     contracts.......................
  Prepaid expenses...................             759,317       176,208             --           935,525
  Other current assets...............             152,298       190,949             --           343,247
                                        -----------------  ------------  -------------      ------------
     Total current assets............          30,296,057     3,504,816     (7,662,736)       26,138,137
Property, plant and equipment, net...           7,382,223       720,689        183,193 (1)     8,286,105
Goodwill.............................                  --            --      6,785,709 (1)     6,785,709
Other assets.........................             739,558        43,334         65,000 (1)       847,892
                                        -----------------  ------------  -------------      ------------
     Total assets....................   $      38,417,838  $  4,268,839  $    (628,834)     $ 42,057,843
                                        =================  ============  ==============     ============

                                         LIABILITIES AND EQUITY

Current liabilities:
  Bank overdraft......................  $              --  $    740,646  $          --      $    740,646
  Accounts payable....................          3,685,013     1,171,214             --         4,856,227
  Borrowings under line of credit.....                 --     1,961,186     (1,961,186)(2)            --
  Billings in excess of costs and
     Estimated earnings on uncompleted
         contracts....................            523,469            --             --           523,469
  Accrued liabilities.................          1,181,822       827,275             --         2,009,097
  Current portion of long term debt
     and capital lease obligations....                 --       254,414             --           254,414

  Income tax payable..................            925,371            --             --           925,371
                                        -----------------  ------------  -------------      ------------
     Total current liabilities........          6,315,675     4,954,735     (1,961,186)        9,309,224
Long term debt and capital lease
     obligations, less current
     portion..........................             40,273     1,023,006       (876,550)(2)       186,729
Deferred income taxes.................          1,239,830            --             --         1,239,830
Equity................................         30,822,060    (1,708,902)     1,708,902 (1)    31,322,060
                                                                               500,000 (1)
                                        -----------------  ------------  -------------      ------------
     Total liabilities and equity.....  $      38,417,838  $  4,268,839  $    (628,834)     $ 42,057,843
                                        =================  ============  ==============     ============


          See accompanying notes to pro forma condensed combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                       NINE MONTHS ENDED DECEMBER 31, 1997

                                              UNIFAB
                                          INTERNATIONAL,                   PRO FORMA         PRO FORMA
                                               INC.             PIM       ADJUSTMENTS         COMBINED
                                        -----------------  ------------  -------------      ------------
Revenue..............................   $      46,920,823  $ 11,862,147  $          --      $ 58,782,970
Cost of revenue......................          39,932,246    10,083,842         19,628 (5)    50,035,716
                                        -----------------  ------------  -------------      ------------
Gross profit.........................           6,988,577     1,778,305        (19,628)        8,747,254
General and administrative expense...           1,572,085     1,595,865        424,107 (6)     3,592,057
                                        -----------------  ------------  -------------      ------------
Income from operations...............           5,416,492       182,440       (443,735)        5,155,197
Other income (expense):
  Interest expense...................             (20,837)     (280,674)       179,370 (3)      (412,142)
                                                                              (290,001)(4)
  Interest income....................             313,862            --       (106,334)(4)       207,528
                                        -----------------  ------------  --------------     ------------
Income before income taxes...........           5,709,517       (98,234)      (660,700)        4,950,583
Income tax provision (benefit).......           2,030,789            --       (270,180)(7)     1,760,609
                                        -----------------  ------------  --------------     ------------
Net income (loss)....................   $       3,678,728  $    (98,234) $    (390,520)     $  3,189,974
                                        =================  ============= ==============     ============
Basic and diluted earnings per share.                                                       $       0.78
                                                                                            ============
Diluted earnings per share adjusted
   weighted average shares...........                                                          4,080,409
                                                                                            ============


          See accompanying notes to pro forma condensed combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)


                                              UNIFAB
                                        INTERNATIONAL, INC.       PIM
                                            YEAR ENDED        YEAR ENDED       PRO FORMA         PRO FORMA
                                          MARCH 31, 1997   DECEMBER 31, 1997  ADJUSTMENTS         COMBINED
                                        -----------------  ----------------- -------------      ------------
Revenue...............................  $    66,724,504    $     8,827,641   $          --      $75,552,145
Cost of revenue.......................       58,589,197          7,644,515          26,170 (5)   66,259,882
                                        ---------------    ---------------   -------------      -----------
Gross profit..........................        8,135,307          1,183,126         (26,170)       9,292,263
General and administrative expense....        1,637,563          2,473,405         565,476 (6)    4,676,444
                                        ---------------    ---------------   -------------      -----------
Income from operations................        6,497,744         (1,290,279)       (591,646)       4,615,819
Other income (expense):
  Interest expense....................          (63,304)          (325,087)         77,350 (3)     (322,438)
                                                                                   (11,397)(4)
  Interest income.....................          145,155                 --         (18,132)(4)      127,023
                                        ---------------    ---------------   --------------     -----------
Income before income taxes............        6,579,595         (1,615,366)       (543,825)       4,420,404
Income tax provision (benefit)........        2,554,941                 --        (768,672)(7)    1,786,269
                                        ---------------    ---------------   --------------     -----------
Net income (loss).....................  $     4,024,654    $    (1,615,366)  $     224,847      $ 2,634,135
                                        ===============    ================  =============      ===========
Basic and diluted earnings per share..                                                          $      0.75
                                                                                                ============
Diluted earnings per share adjusted
  weighted average shares.............                                                            3,526,405
                                                                                                ===========


          See accompanying notes to pro forma condensed combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

    UNIFAB International, Inc. ("UNIFAB") was formed on July 16, 1997 to serve as the parent corporation of Universal Fabricators Incorporated ("Fabricators"), 51% of the outstanding common stock of which was owned by Universal Partners, Inc. ("Universal Partners") and 49% of which was owned by McDermott Incorporated ("McDermott"). UNIFAB had no operations prior to the date of formation. On September 24, 1997, immediately prior to the completion of an initial public offering of 3,237,250 shares of UNIFAB's $.01 par value common stock, Universal Partners and McDermott exchanged their respective shares of common stock of Fabricators for shares of UNIFAB's common stock. The shareholders of Universal Partners received 1,785,000 shares of common stock of UNIFAB and McDermott received 1,715,000 shares of common stock of UNIFAB in this share exchange. The accompanying pro forma condensed combined statement of income gives effect to this exchange of shares which resulted in Fabricators being a 100%-owned subsidiary of UNIFAB. The column titled "UNIFAB International, Inc." in the accompanying pro forma condensed combined statement of income includes the results of operations of Fabricators for the period prior to formation of UNIFAB.

 NOTE 2. ACQUISITION OF PIM

    Effective January 1, 1998, UNIFAB International, Inc. ("UNIFAB") acquired the assets and business of Professional Industrial Maintenance, LLC ("PIM"). The purchase price was $6.0 million ($4.8 million in cash and $500,000 in shares of UNIFAB common stock at closing and $337,000 per year for two years payable in shares of UNIFAB common stock) plus $1.0 million payment contingent upon UNIFAB obtaining $12.0 million backlog for the acquired fabrication facility before May 8, 1998. This contingent amount is payable in three equal annual payments of $222,000 cash and $111,000 in shares of UNIFAB common stock, the price of which shares shall be the average closing price of the Company's stock as published in the Wall Street Journal for the five (5) business days preceeding the date for issuance of the shares. In addition to the purchase price, UNIFAB paid approximately $30,000 of direct expenses. The acquisition cost exceeds the book value of assets acquired and liabilities assumed by $6.8 million. The purchase price was allocated to acquired assets and liabilities based on their estimated fair values.

    The pro forma adjustments to record the acquisition of the PIM assets and business are as follows:

        (1) To allocate purchase price based on the estimated fair values of the assets acquired and liabilities assumed, eliminate the PIM members' deficit, record the excess of acquisition cost over fair value of net assets acquired (goodwill), and record the cash and stock payments to acquire the assets and business of PIM.

        (2) To record the payment to retire the outstanding debt on PIM's line of credit and a certain note payable.

        (3) To record the adjustment to interest expense to reflect the retirement of the outstanding debt on PIM's line of credit and a certain note payable as of the beginning of the period.

        (4) To record the adjustment to interest income or expense for cash used on the acquisition as of the beginning of the period.

        (5) To record additional depreciation expense on the new basis of property and equipment acquired in the acquisition.

        (6) To record amortization of cost in excess of net assets acquired of $6.8 million in the acquisition as of the beginning of the period. The amortization period is 12 years.

        (7) To record the income tax provision related to the pro forma adjustments and PIM's operating results for the period using UNIFAB's effective tax rate. Prior to this acquisition, PIM was a limited liability company and had elected to be taxed as a partnership. Under this election, taxable income or loss is the responsibility of the individual owners and is, therefore included in their tax returns.

NOTE 3. PRO FORMA NET INCOME PER SHARE

Pro forma net income per share is calculated by dividing the pro forma net income for the period by the average common stock outstanding, which reflects the exchange described in Note 1, above, and gives effect to the shares issued in the acquisition described in Note 2, above, as if the shares were issued at the beginning of the period.

                                 EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------
   2.1       Agreement to issue stock in UNIFAB International,
             Inc. dated as of February 5, 1998 between UNIFAB
             International, Inc. and Professional Industrial
             Maintenance, LLC. This exhibit includes a list
             briefly identifying the contents of all omitted
             schedules and exhibits. The Company will furnish a
             copy of any omitted schedule or exhibit to the
             Commission upon request.

   2.2       Amendment No. 1 to Agreement to Issue Stock in UNIFAB
             International, Inc. dated as of March 31, 1998 among
             UNIFAB International, Inc., Professional Industrial
             Maintenance, LLC and Don E. Spano, Jr.

  99.1 Press release issued by the Company on February 5, 1998, incorporated herein by reference to Exhibit
             99.1 to the Company's report on Form 8-K dated
             February 5, 1998.